UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 2003


                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


        California                    0-19825                  94-3116852
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer)
     of incorporation)           Identification No.)



                      901 Mariner's Island Blvd., Suite 205
                           San Mateo, California 94404
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (650) 358-3456

Item 5.           Other Events

     On June 25, 2003, SciClone Pharmaceuticals, Inc. issued a press release announcing positive data from its phase 3 hepatitis B trial in Japan. A copy of this press release is attached as Exhibit 99.1.

     In connection with this press release, we also held a conference call on June 25, 2003. During the conference call, the following disclosures were made:

This ZADAXIN phase 3 Japanese hepatitis B trial was designed to demonstrate a clinical benefit, measured by a combination of efficacy and safety. The design of the trial did not have specific predetermined endpoints that are typical of clinical trials conducted in the United States. We believe that the overall safety and efficacy data will be the primary considerations in the Japanese Ministry of Health review process. The adefovir dipivoxil and lamivudine studies cited in our press release had different treatment regimes and endpoints from our Japanese trial. The sero-conversion rates of these two drugs were measured at the end of therapy whereas the sero-conversion rates reported in the ZADAXIN study were measured 12 months after the end of therapy. Although we have said that the drug review process in Japan typically requires 18 months or more from the date a Japanese New Drug Application (JNDA) is submitted, shareholders should not expect that this timing necessarily will apply to our Japanese trial.

Item 7.           Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit  Description
         -----    -----------

         99.1 Press Release issued by SciClone Pharmaceuticals, Inc., dated June 25, 2003, announcing positive data from its phase 3 hepatitis B trial in Japan.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SCICLONE PHARMACEUTICALS, INC.
Dated:  June 26, 2003

         /s/Richard A. Waldron
         -----------------------------
         Richard A. Waldron
         Chief Financial Officer